EXHIBIT 10.4

                                   AGREEMENT
                                   ---------

                  THIS AGREEMENT, made as of April 13, 2005, by and between Icy Splash Food & Beverage, Inc., a New York corporation having an office at 535 Wortman Avenue, Brooklyn, New York, NY 11208 (hereinafter called "Icy Splash"), and MountSpil Products Corp., a New York corporation having an office at 653 Atkins Avenue, Brooklyn, New York 11208 (hereinafter called "MountSpil"),

                              W I T N E S S E T H :

                  WHEREAS, MountSpil is the importer of MountSpil Farms Honey, Shan Preserves and Shan Peanut Butter, MountSpil has created a logo and trade name for the products (which are "MountSpil Farms" and "Shan"), and MountSpil also repacks many types of dried fruits, nuts and candy under the MountSpil Farms trade name; and

                  WHEREAS, in order to preserve the value of its trade names, MountSpil wishes to allow Icy Splash to sell MountSpil's products exclusively to retailers, distributors and others in the tri-state area of New York, New Jersey and Connecticut and to operate using the trade names MountSpil, MountSpil Farms and Shan (the "Trade Names"); and

                  WHEREAS, MountSpil understands and agrees that Icy Splash may market and sell other food items and use the Trade Names in connection with its food division, including with respect to other than MountSpil products; and

                  WHEREAS, MountSpil wishes to allow Icy Splash to use parts of MountSpil's warehouse and is willing to provide certain Warehouse Services (as hereinafter defined) to Icy Splash, as well as to assist Icy Splash with collections from customers; and

                  WHEREAS, MountSpil intends to bill Icy Splash for Warehouse Services, collection and any other services to be provided, such services to be authorized in writing in advance by Icy Splash;

                  NOW, THEREFORE, MountSpil and Icy Splash, in consideration of the mutual covenants and agreements hereinafter set forth, covenant and agree as follows:

        1. License. (a) "Licensed Products" shall mean all products bearing the Trade Names, now or hereafter produced, marketed or sold by MountSpil and/or Icy Splash, and all logos, trademarks, trade names, service marks and brands associated with such products.

           (b) MountSpil hereby irrevocably grants to Icy Splash, and Icy Splash hereby accepts, for the Term (as hereinafter defined) of this Agreement and upon the terms and conditions herein set forth, a royalty-free license to produce and market and sell, within the states of New York, New Jersey and Connecticut (the "Territory"), the Licensed Products.

           (c) The license granted herein shall be exclusive, in that only Icy

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Splash and  its  affiliates shall have the right during the Term to  market  and sell the Licensed Products in the Territory.

           (d) MountSpil understands and agrees that Icy Splash may market and sell other food items and use the Trade Names in connection with its food division, and MountSpil irrevocably consents to Icy Splash's doing business during the Term as "MountSpil, a division of Icy Splash Food & Beverage, Inc." and/or making the appropriate filing(s) to use any of the Trade Names as an assumed name and so using the Licensed Products.

           2. Warehouse Services. (a)MountSpil agrees to provide the following warehouse services (the "Warehouse Services") to Icy Splash at MountSpil's premises. MountSpil shall bill Icy Splash, and Icy Splash shall pay to MountSpil an amount equal to $8,000 per week for storage, receiving and tracking, loading and order preparation of merchandise in limits as listed below:

           (i) Storage - up to 300 pallet loads

           (ii) Receiving and tracking- up to 100 pallet loads per week

           (iii) Loading -up to 100 pallet loads per week

           (iv) Order preparing - up to 100 pallet loads per week

           (b) For any other services requested in writing by Icy Splash to be provided by MountSpil, including any trucking and collection services, MountSpil will bill Icy Splash separately at prices to be agreed upon in advance in writing by the parties hereto. MountSpil shall not be obligated to provide any trucking or delivery services to Icy Splash hereunder.

           (c) MountSpil shall perform all Warehouse Services and all other services in a lawful, timely, efficient and workman-like manner, using such technology as is reasonably necessary for MountSpil to provide the Warehouse Services.

           3. Term. The term of this Agreement shall commence on the date hereof (the "Commencement Date"), and shall terminate on January 31, 2015, but shall be renewed for successive five (5) year terms upon written notice by Icy Splash at any time prior to expiration, unless terminated earlier as otherwise provided herein (the "Term"). This Agreement may be terminated upon the mutual agreement in writing of the parties or as otherwise provided herein. If, on the effective date of the termination of this Agreement, Icy Splash shall be in possession of or own any of the Licensed Products, Icy Splash shall have the right, but not the obligation, for a period of one (1) year after such termination, to retain the license granted herein, to continue receiving Warehouse Services pursuant to the terms hereof and to market and sell such products in such quantities as shall enable Icy Splash to dispose of all of the inventory then owned by Icy Splash. Upon the expiration of such one (1) year period, Icy Splash shall remove all of its property from MountSpil's warehouse.

           4. Ownership of Logos and Brands. MountSpil hereby represents and warrants that MountSpil owns all intellectual property and other rights to the trademarks, trade names, service marks, logos and brands being licensed to Icy Splash hereunder

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and that  MountSpil  has the right to license and permit use of its  trademarks, trade names, service marks, logos and brands to Icy Splash. When reasonably requested to do so by Icy Splash, MountSpil shall defend its ownership of its names, brands and logos at MountSpil's sole cost and expense. Icy Splash will cooperate with MountSpil in any such defense, but will not be required to expend its own funds to do so. MountSpil shall indemnify Icy Splash and hold Icy Splash harmless from any claims, losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) incurred by Icy Splash due to any misrepresentation herein or breach of the warranty contained herein regarding MountSpil's ownership and rights to license. Icy Splash recognizes and agrees that MountSpil has not filed any application to register any of its intellectual property and other rights to the trademarks, trade names, service marks, logos and brands being licensed to Icy Splash hereunder.

           5. Risk of Loss; Insurance; Licensing. MountSpil shall have all risk of loss and damage (whether due to fire, flood or otherwise) to the Licensed Products located at MountSpil's premises during the Term, unless Icy Splash elects to obtain its own insurance to cover its inventory stored at the MountSpil warehouse. . At all times during the Term, MountSpil shall maintain all insurance and governmental licensing required to be obtained by a prudent owner of a business such as that of MountSpil operating within the City of New York, and MountSpil shall furnish to Icy Splash, on or before the Commencement Date of this Agreement, evidence that all such insurance and licensing has been obtained.

           6. Non-Liability; Indemnity. Except as specifically provided herein, each party hereto shall indemnify and hold harmless the other party, its agents, contractors, servants, licensees, employees or invitees from and against any and all claims, losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorney's fees and disbursements) arising from (i) the use, conduct or maintenance of the warehouse or any business therein or any work or thing whatsoever done, or any condition created in or about the warehouse during the term of this Agreement, (ii) any negligent or otherwise wrongful act or omission of such party or any of its agents, contractors, servants, licensees, employees or invitees, and (iii) any failure of such party to perform or comply with all of the provisions of this Agreement hereof that are applicable to such party.

           7. No Partnership, etc. Nothing in this Agreement shall be deemed or construed to create between the parties hereto a partnership, association, joint venture or agency, nor shall either party have power or authority to obligate or bind the other in any matter whatsoever, and neither party shall make any representation or warranty on behalf of the other.

           8. Destruction by Fire or Other Casualty or Condemnation. If the warehouse shall be partially or totally damaged or destroyed by fire or other casualty or partially or totally taken by condemnation, Icy Splash shall be entitled to exercise the right to terminate this Agreement, effective immediately upon such casualty or condemnation, in addition to any other rights available to Icy Splash under law.

           9. Entire Agreement; Amendments; No Waiver. This Agreement sets forth the entire agreement of the parties regarding the subject matter hereof, supersedes any

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prior  agreement  with  respect  thereto,  and shall not be  modified or amended except by a writing signed by the party against whom enforcement is sought. Neither the waiver of any breach by either party of any provisions of this Agreement, nor any indulgence by either party in respect of any payment due it hereunder shall be construed as a waiver of any subsequent breach or imply any future indulgence.

           10. Construction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles.

           11. Notices. All notices under this License shall be in writing and shall be deemed to have been sufficiently given when (i) delivered personally,
(ii) sent by postage prepaid certified mail, return receipt requested (air mail if international), (iii) sent by telex, telegraph, or facsimile transmission, or
(iv) sent by private courier service guaranteeing overnight or three-day delivery, addressed at the addresses included on Page 1 hereof, or to such other address as any party may subsequently designate by this notice procedure. Notice will be deemed effective (i) upon delivery, if delivered personally to the notice address of either party; or (ii) three (3) business days after mailing, if by certified mail (air mail if international); and (iii) three business days after deposit with the courier if sent by courier service with delivery or attempted delivery confirmed by the courier in writing.

                  IN WITNESS WHEREOF, MountSpil and Icy Splash have respectively signed this Agreement as of the day and year first above written.


                                   MOUNTSPIL PRODUCTS CORP.


                                   By:  /s/ Yosef Moriah
                                      -----------------------------------------
                                      Yosef Moriah, President


                                  ICY SPLASH FOOD & BEVERAGE, INC.


                                  By:  /s/ Joseph Aslan
                                     -----------------------------------------
                                     Joseph Aslan, President